Exhibit 21.1

Bluerock Residential Growth REIT, Inc.

List of Subsidiaries

1.	Bluerock Residential Holdings, L.P., a Delaware limited partnership

2.	Bluerock REIT Holdings, LLC, a Delaware limited liability company

3.	BEMT Springhouse, LLC, a Delaware limited liability company

4.	BR Springhouse Managing Member, LLC, a Delaware limited liability company

5.	BR Hawthorne Springhouse JV, LLC, a Delaware limited liability company

6.	BR Springhouse, LLC, a Delaware limited liability company

7.	BEMT Augusta, LLC, a Delaware limited liability company

8.	BR Augusta JV Member, LLC, a Delaware limited liability company

9.	BSF/BR Augusta JV, LLC, a Delaware limited liability company

10.	BSF/BR Augusta, LLC, a Florida limited liability company

11.	BEMT Enders, LLC, a Delaware limited liability company

12.	BR Enders Managing Member, LLC, a Delaware limited liability company

13.	Waypoint Bluerock Enders JV, LLC, a Delaware limited liability company

14.	Waypoint Enders Owner, LLC, a Delaware limited liability company

15.	BEMT Berry Hill, LLC, a Delaware limited liability company

16.	BR Berry Hill Managing Member, LLC, a Delaware limited liability company

17.	BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company

18.	23Hundred, LLC, a Delaware limited liability company

19.	BRG North Park Towers, LLC, a Delaware limited liability company

20.	BR VG Ann Arbor JV Member, LLC, a Delaware limited liability company

21.	BRG Ann Arbor, LLC, a Delaware limited liability company

22.	Village Green of Ann Arbor Associates, LLC, a Michigan limited liability company

23.	BR Oak Crest Villas, LLC, a Delaware limited liability company

24.	BRG Oak Crest, LLC, a Delaware limited liability company

25.	Oak Crest Villas JV, LLC, a Delaware limited liability company

26.	Villas Partners, LLC, a Delaware limited liability company

27.	BR Waterford JV Member, LLC, a Delaware limited liability company

28.	BRG Waterford, LLC, a Delaware limited liability company

29.	Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company

30.	BR VG MDA JV Member, LLC, a Delaware limited liability company

31.	BEMT MDA, LLC, a Delaware limited liability company

32.	MDA City Apartments, LLC, a Delaware limited liability company

33.	BR T&C BLVD JV Member, LLC, a Delaware limited liability company

34.	BRG T&C BLVD Houston, LLC, a Delaware limited liability company

35.	BR T&C BLVD., LLC, a Delaware limited liability company

36.	BR Lansbrook JV Member, LLC, a Delaware limited liability company

37.	BRG Lansbrook, LLC, a Delaware limited liability company

38.	BR Carroll Lansbrook JV, LLC, a Delaware limited liability company

39.	BR Carroll Lansbrook, LLC, a Delaware limited liability company

40.	BR Orlando UCFP, LLC, a Delaware limited liability company

41.	BRG UCFP Investor, LLC, a Delaware limited liability company

42.	BR/CDP UCFP Venture, LLC, a Delaware limited liability company

43.	UCFP Owner, LLC, a Delaware limited liability company

In addition, ten subsidiaries operating in the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X.